Exhibit 4.1  Form of Subscription Agreement

                         VELOCITY ASSET MANAGEMENT, INC.

                             SUBSCRIPTION AGREEMENT

         The undersigned (hereinafter "Subscriber") hereby confirms his/her/its subscription for the purchase of Units (the "Units" or "Securities"), each Unit consists of (i) one share of common stock, par value $.001 per share (the "Common Stock") of Velocity Asset Management, Inc., a Delaware corporation (the "Company") and (ii) a warrant to purchase one-fifth of one share of Common Stock (the "Warrant"), on the terms described below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Company's Confidential Term Sheet, dated as of August 23, 2004 (as amended or supplemented, and together with all documents and filings attached thereto, the "Memorandum").

         In connection with this subscription, Subscriber and the Company agree as follows:

1.       Purchase and Sale of the Securities.
         -----------------------------------

         (a) The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, the number of Units at a price equal to $1.50 per Unit and for the aggregate subscription amount set forth on the signature page hereto. Upon the acceptance of this Subscription Agreement by the Company, the Company shall issue and deliver to Subscriber (or the Escrow Agent if the Minimum Offering has not yet been satisfied) the following: (i) a share certificate for shares of Common Stock and (ii) a Warrant Agreement evidencing the right to purchase shares of Common Stock (each evidencing the number of shares of Common Stock corresponding to the number of Units subscribed for), against payment in U.S. Dollars of the Purchase Price (as defined below) to the Company or if the Minimum Offering has not yet been satisfied, to the Escrow Agent.

         (b) Subscriber has hereby delivered and paid concurrently herewith the purchase price (the "Purchase Price") set forth on the signature page hereof required to purchase the Securities subscribed for hereunder which amount has been paid in U.S. Dollars by cash, wire transfer or check, subject to collection, to the order of "Brown Rudnick Berlack Israels LLP as Escrow Agent."

         (c) Subscriber understands and acknowledges that this subscription is part of a proposed placement by the Company of up to 3,500,000 Units or such greater number as will result in net proceeds of $5,250,000, which offering is being made on a "best efforts - all or none" basis for a minimum of 350,000 Units or such lesser number as will result in net proceeds of $525,000 (the "Minimum Offering") and a maximum of 3,500,000 Units or such greater number as will result in net proceeds of $5,250,000 (the "Maximum Offering"). Subscriber understands that payments hereunder as to the Minimum Offering will be held in an escrow account established by the Company, and released to the Company if the Minimum Offering is reached within the Offering Period (as described in the Memorandum) or any extended period. If the Minimum Offering is not obtained within the Offering Period or any extended period, the funds held therein will be returned to the investors without interest or deduction. Subscriber also understands that all funds received hereunder after the Minimum Offering is reached will be made immediately available to the Company.

2. Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

         (a) Subscriber is an "accredited investor" as defined by Rule 501 under the Securities Act of 1933, as amended (the "Act"), and Subscriber is capable of evaluating the merits and risks of Subscriber's investment in the Company and has the capacity to protect Subscriber's own interests.

         (b) Subscriber understands that the Securities are not presently registered, but Subscriber is entitled to certain rights with respect to the registration of the Units (see Section 5 below).

         (c) Subscriber acknowledges and understands that the Securities are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

         (d) Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of common stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

         (e) Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management or any person acting on its behalf. Subscriber has received and reviewed the Memorandum, and all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review, (i) copies of all of the Company's publicly available documents, including but not limited to, those attached to the Memorandum, and (ii) all information, both written and oral, that it desires with respect to the Company's business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on Subscriber's own knowledge and understanding of the Company and its business based upon Subscriber's own due diligence investigations and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Subscriber has not relied on any other representations or information.

         (f) Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber's obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

         (g) Subscriber has carefully considered and has discussed with the Subscriber's professional legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber's particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber. Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

         (h) This Subscription Agreement does not contain any untrue statement of a material fact concerning Subscriber.

         (i) There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber's properties before any court or governmental agency (nor, to Subscriber's knowledge, is there any threat thereof) which would impair in any way Subscriber's ability to enter into and fully perform Subscriber's commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

         (j) The execution, delivery and performance of and compliance with this Subscription Agreement, and the issuance of the Securities will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber's articles of incorporation or bylaws, if applicable, or any of Subscriber's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.

         (k) Subscriber acknowledges that the Securities are speculative and involve a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

         (l) Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the "Risk Factors" section of the Memorandum.

         (m) Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

         (n) Subscriber is aware that the Securities are and will be, when issued, "restricted securities" as that term is defined in Rule 144 of the general rules and regulations under the Act.

         (o) Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE."


         (p) In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

         (q) Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company's intention to do so. Any sales, transfers, or any other dispositions of the Securities by Subscriber, if any, will be in compliance with the Act.

         (r) Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

         (s) Subscriber represents that (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford the complete loss of the investment; and (ii) (A) Subscriber could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

         (t) Subscriber further represents that the address set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber's own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to resale or distribution; and that Subscriber has not formed any entity for the purpose of purchasing the Securities.

         (u) Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber's funds). This Subscription Agreement is not binding upon the Company until accepted by an authorized officer of the Company. In the event that the subscription is rejected, then Subscriber's subscription funds will be returned without interest thereon or deduction therefrom.

         (v) Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in the Memorandum and this Subscription Agreement.

         (w) Subscriber represents that Subscriber is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting.

         (x) Subscriber has carefully read this Subscription Agreement and the Memorandum, and Subscriber has accurately completed the Purchaser Questionnaire which accompanies this Subscription Agreement.

         (y) No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in the Memorandum or in this Subscription Agreement.

         (z) Subscriber represents and warrants, to the best of its knowledge, that other than the Placement Agent, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Subscriber as follows:

         (a) The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware.

         (b) The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

         (c) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement. This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4. Indemnification. Subscriber agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys' fees) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription.

5. Registration Rights. In consideration of the investment in the Company described in this Agreement and the Memorandum, the Company hereby grants to the Subscriber the registration rights set forth on Annex A attached hereto.

6.       Miscellaneous.
         -------------

         (a) Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber's interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

         (b) Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber's heirs, executors, administrators, successors, and permitted assigns.

         (c) Subscriber has read and has accurately completed this entire Subscription Agreement.

         (d) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a written execution by all parties.

         (f) Subscriber acknowledges that it has been advised to consult with his/her/its own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

         (g) Any notice or other document required or permitted to be given or delivered to the Subscriber shall be in writing and sent (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

                  If to the Company, at:

                  48 S. Franklin Turnpike
                  Ramsey, NJ  07446

Attn: John C. Kleinert
                  Tel: (201) 760-1030; Fax: ____-____________

     or such other address as it shall have specified to the Subscriber in writing, with a copy (which shall not constitute notice) to:


                  Brown Rudnick Berlack Israels LLP
                  120 W. 45th Street
                  New York, New York 10036
                  Attn:  Steven Saide, Esq.
                  Tel:  (212) 704-0100, Fax: (212) 704-0196

     IF TO THE SUBSCRIBER, AT SUBSCRIBER'S ADDRESS SET FORTH ON THE SIGNATURE PAGE TO THIS SUBSCRIPTION AGREEMENT, OR SUCH OTHER ADDRESS AS SUBSCRIBER SHALL HAVE SPECIFIED TO THE COMPANY IN WRITING, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO EACH OF THE FOLLOWING:


         (h) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

         (i) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

         (j) If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

         (k) The parties understand and agree that money damages would not be a sufficient remedy for any breach of the Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

         (l) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

         (m) This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.



                            [Signature Pages Follow]

Signature Page for Individuals:


         IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.



$
  --------------------------                -----------------------------
   Purchase Price                           Number of Units


----------------------------------------
Print or Type Name


----------------------------------------
Signature


----------------------------------------
Date


----------------------------------------
Social Security Number (if applicable)


------------------------------------------------------------------------------
Address

Please check if applicable and include co-owner's information below (name, address, social security number):


                    Joint Tenancy                      Tenants in Common
            -------                             ------


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                                      S-1

Partnerships, Corporations or Other Entities:


         IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.


$
  --------------------------                -----------------------------
   Purchase Price                           Number of Units


------------------------------------
Print or Type Name of Entity


------------------------------------------------------------------------------
Address


------------------------------------        ------------------------------------
Taxpayer I.D. No. (if applicable)           Date



------------------------------------        ------------------------------------
Signature                                     Print or Type Name and Indicate
                                              Title or Position with Entity

Disposition of Subscription Agreement

         IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.


                                            VELOCITY ASSET MANAGEMENT, INC.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                           Date:               , 2004
                                 ---------- ---

                                               Annex A to Subscription Agreement
                                               ---------------------------------


                               REGISTRATION RIGHTS
                               -------------------

         1.       Definitions.
                  -----------

         Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Subscription Agreement dated as of _____________ __, 2004 between Velocity Asset Management, Inc. and the investor signatory thereto (the "Subscription Agreement"). As used herein, the following terms shall have the following meanings:

                  Business Day: Any day other than a day on which banks are authorized or required to be closed in the State of New York.

                  Commission: The Securities and Exchange Commission.

                  Common Stock: The shares of common stock, par value $.001 per share, of the Company.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Holder or Holders: Any holder of the Registrable Securities.

                  Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  Registrable Securities: The shares of Common Stock issued pursuant to the Subscription Agreement and shares of Common Stock issuable upon the exercise of the Warrants issued pursuant to the Subscription Agreement, until such time as (i) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities are saleable pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier.

                  Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements, including post effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         2. Demand Registration. The Company hereby agrees to register the Registrable Securities in accordance with the following terms and provisions:

                  (a) The Company will undertake to cause the Registrable Securities to be registered with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time (the "Securities Act").

                  (b) In the event that (i) the Company shall fail to file a registration statement covering the Registrable Shares with the SEC under the Securities Act pursuant to this Agreement on or before the 45th day after the final closing or termination of the offering pursuant to which the Registrable Securities were issued and/or (ii) the registration statement covering the Registrable Shares has not been declared effective by the SEC on or before the 180th day after the final closing or termination of the offering pursuant to which the Registrable Securities were issued, the Company shall be in default to the Holder under this Agreement (a "Registration Rights Default").

                  (c) The Company recognizes and agrees that the Holder will not have an adequate remedy if there shall occur a Registration Rights Default and that damages resulting therefrom may not be readily ascertainable. Therefore, the Company expressly agrees that, in the event of a Registration Rights Default:

                           (i) it shall not oppose an application by the Holder requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement; and

                           (ii) as liquidated damages the Company shall issue to the Holders a number of shares of Common Stock equal to one percent (1%) of the number shares of Common Stock included in the Unit purchased by such subscriber per full month from and after the date of a Registration Rights Default until such time as the Registrable Securities have been registered as required by this Section 2.

         3.       Registration Procedures.
                  -----------------------

                  In connection with the registration obligations of the Company pursuant to the terms and conditions of this Agreement, the Company shall:

                  (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least three (3) Business Days prior thereto, which documents will be subject to the review of such Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders of at least a majority of the Registrable Securities (the "Objecting Party") shall object, pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice"). The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five (5) Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) as promptly as practicable prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

                  (c) as promptly as practicable furnish to any Selling Holder and the underwriters, if any, without charge, such number or conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto); provided, that before filing a Registration Statement or Prospectus relating to the Registrable Securities or any amendments or supplements thereto, the Company will furnish to Holders' Counsel copies of all documents proposed to be filed at least three (3) Business Days prior to the filing thereof, which documents will be subject to the review of such counsel;

                  (d) on or prior to the date on which the Registration Statement is declared effective, register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Holders' Counsel or underwriter reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to (i) qualify to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

                  (e) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

                  (f) as promptly as practicable notify each Selling Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose,
                  (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose and
                  (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) make generally available to the Holders an earnings statement satisfying the provisions of Section 10 (a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

                  (h) use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if one is issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to Holders' Counsel;

                  (j) cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository Trust Company) representing securities sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request and make available prior to the effectiveness of such Registration Statement a supply of such certificates;

                  Each Selling Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this Section 3 or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the time periods for which a Registration Statement is required to be kept effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or (ii) the Advice.

         4.       Registration Expenses.
                  ---------------------

                           All expenses incident to the Company's performance
                  of, or compliance with, the provisions hereof, including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expense of any special audit or "cold comfort" letters required by, or incident to, such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company in connection with each registration hereunder (but not including the fees and expense of legal counsel retained by a Holder or Holders, or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) are herein called "Registration Expenses."

                           The Company will pay all Registration Expenses in
                  connection with each Registration Statement filed pursuant to
                  Section 2 except as otherwise set forth therein. All expenses to be borne by the Holders in connection with any Registration Statement filed pursuant to Section 2 (including, without limitation, all underwriting fees, discounts or commissions attributable to such sale of Registrable Securities) shall be borne by the participating Holders pro rata in relation to the number of shares of Registrable Securities to be registered by each Holder.

         5.       Indemnification; Contribution.
                  -----------------------------

                  (a) Indemnification by the Company. The Company agrees to indemnity and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the Securities
                  Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to a Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

                           (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnity, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 5(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

                  (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 5(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section I l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) If indemnification is available under this Section 5, the indemnifying parties shall indemnity each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

         6.       Participation in Underwritten Registrations.
                  -------------------------------------------

                  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         7.       Transfer of Rights.
                  ------------------

                  The rights to cause the Company to register Registrable Securities granted pursuant to the provisions hereof may be transferred or assigned by any Holder to a transferee or assignee; provided; however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, hereunder.

         8.       Amendment
                  ---------

                  Except as otherwise provided herein, the provisions hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the aggregate number of the Registrable Securities then outstanding.

                                                                       Exhibit B









                        ACCREDITED INVESTOR QUESTIONNAIRE

                             PURCHASER QUESTIONNAIRE







                         VELOCITY ASSET MANAGEMENT, INC.


                      An offering of up to 3,500,000 Units
    Each Unit consists of one share of Common Stock and a Warrant to purchase
                           1/5th share of Common Stock
                         Offering Price: $1.50 per Unit








                    Return by mail or overnight delivery to:

                       48 S. Franklin Turnpike, 3rd Floor
                                Ramsey, NJ 07446

                           Attention: John C. Kleinert

                             PURCHASER QUESTIONNAIRE

                         VELOCITY ASSET MANAGEMENT, INC.

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED SUBSCRIPTION AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE PURCHASE OF SECURITIES FROM VELOCITY ASSET MANAGEMENT, INC. (THE "COMPANY").


         THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE. NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY AND ITS CONTROLLING PERSONS.

         (1) The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ____            The undersigned is an individual (not a partnership,
                           corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

     Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.


Category B ____            The undersigned is an individual (not a partnership,
                           corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ____            The undersigned is a director or executive officer of
                           the Company which is issuing and selling the Securities (as defined in the Company's Subscription
                           Agreement delivered along with this Purchaser
                           Questionnaire (the "Subscription Agreement")).

Category D ____            The undersigned is a bank, as defined in Section
                           3(a)(2) of the Securities Act of 1933, as amended
                           (the "Act"); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section
                           2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section
                           2(a)(48) of that Act; any Small Business Investment
                           Company licensed by the U.S. Small Business
                           Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income
                           Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors
                           (describe entity).

                           -----------------------------------------------------

                           -----------------------------------------------------

Category E ____            The undersigned is a private business development
                           company as defined in section 202(a) (22) of the Investment Advisors Act of 1940. (describe entity)

                           -----------------------------------------------------

                           -----------------------------------------------------


Category F ____            The undersigned is either a corporation, partnership,
                           Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.
                           (describe entity)

                           -----------------------------------------------------

                           -----------------------------------------------------


Category G ____            The undersigned is a trust with total assets in
                           excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ____            The undersigned is an entity (other than a trust)
                           in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Purchaser Questionnaire. (describe entity)

                           -----------------------------------------------------

                           -----------------------------------------------------

                           The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing (as defined in the Company's ____________, dated __________, relating to the issuance of securities) in the event that the representations and warranties in this Purchaser Questionnaire shall cease to be true, accurate and complete.

         (2)      Suitability (please answer each question)

                  (a) For an individual, please describe your current employment, including the company by which you are employed and its principal business:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


                  (b) For an individual, please describe any college or graduate degrees held by you:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


                  (c) For all subscribers, please list types of prior investments:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  (d) For all subscribers, please state whether you have you participated in other private placements before:

                           YES                         NO
                               ----------                 ---------

                  (e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

                                                Public             Private
                                               Companies          Companies
                                           -----------------  ------------------
                           Frequently
                                           -----------------  ------------------
                           Occasionally
                                           -----------------  ------------------
                           Never
                                           -----------------  ------------------


                  (f) For individuals, do you expect your current level of income to significantly decrease in the foreseeable future?

                           YES                         NO
                               ----------                 ---------

                   (g) For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future?


                           YES                         NO
                               ----------                 ---------

                   (h) For all subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?


                           YES                         NO
                               ----------                 ---------

                   (i) For all subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to purchase?


                           YES                         NO
                               ----------                 ---------

                   (j) For all subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                           YES                         NO
                               ----------                 ---------

         (3)      Manner in which title is to be held: (circle one)

                  (a)      Individual Ownership
                  (b)      Community Property
                  (c) Joint Tenant with Right of Survivorship (both parties must sign)
                  (d)      Partnership
                  (e)      Tenants in Common
                  (f)      Company
                  (g)      Trust
                  (h)      Other

         (4)      NASD Affiliation.

                  Are you affiliated or associated with an NASD member firm (please check one):

                  YES                         NO
                      ----------                 ---------

                  If Yes, please describe:

                  ---------------------------------------------------------

                  ---------------------------------------------------------

                  ---------------------------------------------------------

                  *If subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

                  The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

                  ---------------------------------
                  Name of NASD Member Firm


                  By:
                      ------------------------------
                           Authorized Officer


                  Date:
                        ----------------------------


                  [Remainder of page intentionally left blank]

         The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Purchaser Questionnaire and such answers have been provided under the assumption that the Company will rely on them.


                                                Individual


Date:
      --------------------------           --------------------------------
                                                Name of Individual
                                                (Please type or print)


                                                -------------------------------
                                                Signature of Individual





                                                Partnership, Corporation or
                                                Other Entity


Date:
      --------------------------           --------------------------------
                                              Print or Type Entity Name

                                                By:  Name:
                                                           ---------------------
                                                            Print or Type Name

                                                     Title:
                                                            --------------------



                                                -------------------------------
                                                Signature

                                                                       Exhibit C

                                                                 Form of Warrant


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR SUCH SHARES (AS APPLICABLE) UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                         VELOCITY ASSET MANAGEMENT, INC.

                              COMMON STOCK WARRANT
                              --------------------


Warrant No. CS -                     Warrant to Purchase        Shares of Common
                                     Stock               ------



                          Void after             , 2009
                                     -------- ---

For value received Velocity Asset Management, Inc., a Delaware corporation ("Company"), subject to the terms and conditions of this warrant (the "Warrant"), promises to issue to (the "Holder")___________________ shares (the "Shares") of the Common Stock, $.001 par value per share (the "Common Stock") during the period specified herein upon the exercise of this Warrant as provided herein.

         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time up and until __________ __, 2009 (the "Expiration Date").

         2. Exercise Price. The "Exercise Price" at which this Warrant may be exercised is Two Dollars and Fifty Cents ($2.50) per share of Common Stock.

         3. Exercise of Warrant. (a) Except as provided in Section 3(b), the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part (in accordance with Section 4 hereof), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment of the Exercise Price of the shares to be purchased (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii).

                      (B) IN THE EVENT THAT THE COMPANY HAS NOT REGISTERED THE COMMON STOCK ON OR BEFORE THE 150TH DAY AFTER THE FINAL CLOSING OR TERMINATION OF THE OFFERING PURSUANT TO WHICH THIS WARRANT WAS ISSUED TO HOLDER, UPON WRITTEN NOTICE OF EXERCISE FROM THE HOLDER TO THE COMPANY THAT THE HOLDER IS EXERCISING THIS WARRANT IN WHOLE OR IN PART AND AS CONSIDERATION OF SUCH EXERCISE IS AUTHORIZING THE COMPANY TO WITHHOLD FROM ISSUANCE A NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, THE COMPANY SHALL DELIVER TO THE HOLDER (WITHOUT PAYMENT BY THE HOLDER OF THE AGGREGATE EXERCISE PRICE) THAT NUMBER OF SHARES OF COMMON STOCK HAVING AN AGGREGATE FAIR MARKET VALUE (AS HEREINAFTER DEFINED) EQUAL TO THE QUOTIENT OBTAINED BY DIVIDING (X) THE SPREAD VALUE BY (Y) THE FAIR MARKET VALUE OF ONE SHARE OF COMMON STOCK IMMEDIATELY PRIOR TO THE EXERCISE. THE SHARES WITHHELD BY THE COMPANY SHALL NO LONGER BE ISSUABLE UNDER THIS WARRANT. THE TERM "SPREAD VALUE" SHALL MEAN (I) THE NUMBER OF SHARES EXERCISED AT A GIVEN TIME MULTIPLIED BY THE FAIR MARKET VALUE OF ONE SHARE OF COMMON STOCK, LESS (II) AGGREGATE APPLICABLE EXERCISE PRICE. FOR THE PURPOSES OF THIS AGREEMENT, (I) "TRADING DAY" SHALL MEAN ANY DAY ON WHICH THE PRINCIPAL MARKET IS OPEN FOR BUSINESS AND (II) "PRINCIPAL MARKET"

     SHALL MEAN INITIALLY THE OTC BULLETIN BOARD AND SHALL INCLUDE THE AMERICAN STOCK EXCHANGE, NASDAQ NATIONAL MARKET, THE NASDAQ SMALLCAP MARKET OR THE NEW YORK STOCK EXCHANGE IF THE COMPANY IS LISTED AND TRADES ON SUCH MARKET OR EXCHANGE.


                           "Fair Market Value" of a share of Common Stock as of
a particular date (the "Determination Date") shall mean:
                  (i) If the Common Stock is traded on a Principal Market, then the average of the closing or last sale price, respectively, reported for the five trading days immediately preceding the Determination Date; or

                  (ii) If the Common Stock is not traded as provided above, then the price determined in good faith by the Board of Directors of the Company, which price shall be determined by a review of various factors that the Board of Directors deems appropriate including, but not limited to, a review of the Company's financial statements, recent sales of the Company's securities and the liquidation value of the securities provided that (1) the basis or bases of each such determination shall be set forth in the corporate records of the Company pertaining to meetings and other actions of such board, and (2) such records are available to the Holder for inspection during normal business hours of the Company upon the giving of reasonable prior notice. In the event the price is not acceptable to the Holder then the Fair Market Value shall be determined by an appraiser if the Company and the Holder can agree upon the appraiser. If the Company and the Holder cannot agree, then the value and price shall be determined by three appraisers as follows: the Company shall select one appraiser; the Holder shall select one appraiser; and the two appraisers shall select a third. The decision of a majority of the appraisers shall be final and binding upon all parties. The costs of the appraisal shall be borne equally by the Holder and the Company.

For example, if the Holder elected to exercise this Warrant for 1,000 shares of Common Stock and the Fair Market Value as of the date of exercise was $4.00 per share the following adjustment would be effected:

         Number of
         Shares to be
         Issued                   =      Spread Value/Fair Market Value

                                  =      (1,000 x $4.00) - (1,000 x $2.50)/$4.00

                                  =      (4,000 - 2,500)/$4.00

                                  =      1,500/4.00

                                  =      375

                  In this example, as a result of the "cashless exercise", 600 shares would be issued to the Holder and 400 shares would be cancelled as payment of the aggregate Exercise Price.

                  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

         4. Partial Exercise. This Warrant may be exercised in part for at least (i) 1,000 shares or (ii) the number shares remaining subject to this Warrant if such number of shares is less than 1,000 shares. Upon such partial exercise, the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         5. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as of the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         6. Expiration Date. This Warrant shall expire at the close of business on the Expiration Date.

         7. Reserved Shares; Valid Issuance. The Company covenants that it will, at all times from and after the date the Common Stock is increased as provided above, reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full and the conversion of this Warrant into shares of Common Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         8. Stock Dividends. If after the date of this Warrant the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, (i) the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, (ii) the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination and (iii) the minimum number of shares subject to a partial exercise of this Warrant will be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.

         9. Mergers and Reclassifications. If after the date of this Warrant there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 10 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance (or, if there are no holders of Common Stock at such time, by a holder of the number of shares of Common Stock which might have been acquired by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance upon the exercise of this Warrant in full), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         10. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this
Section 10, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         11. Certificate of Adjustment. Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         12.      Notices of Record Date, Etc. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

         13.      Transfers.

                  (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 13(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                  (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                  (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 13, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                  (e)      Compliance with Securities Laws.

                           (i)      The Holder of this Warrant, by acceptance
hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party; and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                           (ii)     This Warrant and all shares of Common Stock
issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

         14. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         15. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         16. Applicable Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware. All actions and proceedings arising out of or relating to this Warrant shall be heard and determined in any state or Federal court sitting in the State of New York, County of New York. In any such action or proceeding, each of the parties hereto hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process and (iii) agrees that service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses set forth herein

         17. Waiver of Jury Trial. THE COMPANY AND THE SUBSCRIBER HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION THEREWITH.

         18. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         19. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

                            [SIGNATURE PAGE FOLLOWS]

Dated:             , 2004                VELOCITY ASSET MANAGEMENT, INC.
      ------------


(Corporate Seal)                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
Attest:                                  Title:
                                               ---------------------------------


---------------------------

                                    Exhibit A
                                  Subscription
                                  ------------


To:                                          Date:
   ------------------------                       -------------------------


         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant. The undersigned represents that these shares of Common Stock are being acquired solely for the undersigned's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Name for Registration

                                            ------------------------------------
                                            Address




                                            ------------------------------------
                                            Name for Registration

                                            ------------------------------------
                                            Address